EXHIBIT 31.4

CERTIFICATION

I, Daniel G. Stokely, certify that:

1.  I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Ampio Pharmaceuticals, Inc. for the year ended December 31, 2021; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Daniel G. Stokely
Daniel G. Stokely
Chief Financial Officer and Secretary

Date: May 2, 2022